UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 10, 2013

SMARTHEAT INC.
(Exact name of registrant as specified in its charter)

Nevada	001-34246	98-0514768
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

A-1, 10, Street 7 Shenyang Economic and Technological Development Zone Shenyang, China	110141
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (86) 24-2519-7699

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

On March 27, 2014, Smartheat Inc., a Nevada Corporation (the “Company”), received notice pursuant to the Equity Interest Purchase Agreement, dated October 10, 2013 (the “Equity Interest Purchase Agreement”), whereby the buyers thereunder exercised their option to purchase an additional 40% of the equity interests in the following PHE segment subsidiaries from the Company: SmartHeat Taiyu (Shenyang) Energy; SmartHeat Siping Beifang Energy Technology Co., Ltd.; SmartHeat (Shenyang Energy Equipment) Co. Ltd.; Hohot Ruicheng Technology Co., Ltd.; and Urumchi XinRui Technology Limited Liability Company (collectively, the “Target Companies”). The closing of transaction will be scheduled to occur after satisfaction of the conditions set forth in the Equity Interest Purchase Agreement, including, without limitation, approval of the transaction by a majority of the Company’s shareholders entitled to vote.

On March 26, 2014, the Company gave notice to Northtech Holdings, Inc. (“Northtech”) pursuant to the terms of the Credit and Security Agreement between the Company and Northtech, dated July 27, 2012, as amended (the “Credit Agreement”), extending the maturity date on the Credit Agreement from April 30, 2014 to January 3, 2015. The Company elected to pay the extension fee of 4% by issuing 200,000 shares of its common stock to Northtech. The terms of the Credit Agreement were previously approved by the Company’s shareholders on December 11, 2012.

Item 9.01.  Financial Statements and Exhibits

None.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SMARTHEAT INC.
(Registrant)
Date:	April 1, 2014	By:	/s/ Oliver Bialowons
		Name:	Oliver Bialowons
		Title:	President